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                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-23950, 33-70284, 333-03081 and 333-03083 of Max & Erma's Restaurants, Inc.
on Form S-8 of our report dated December 10, 1997, (except for Note 9, as to which the date is December 31, 1997) incorporated by reference in this Annual Report on Form 10-K of Max & Erma's Restaurants, Inc. for the year ended October 26, 1997.


DELOITTE & TOUCHE LLP

Columbus, Ohio
January 14, 1998